                                                                     EXHIBIT 5.1

                            Kelley Drye & Warren LLP
                                101 Park Avenue
                            New York, New York 10178

                                 June 19, 2003

Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, New York 11101

Ladies and Gentlemen:

We are acting as counsel to Standard Motor Products, Inc., a New York corporation (the 'Company'), in connection with the proposed public offering of 1,000,000 shares (the 'Firm Shares') of the Company's common stock, $2.00 par value per share (the 'Common Stock'), and up to an additional 150,000 shares (the 'Option Shares') of Common Stock subject to an over-allotment option granted to the several underwriters of such public offering. The Firm Shares and the Option Shares are hereinafter referred to collectively as the 'Shares.' The Company has filed a Registration Statement on Form S-3 (the 'Registration Statement') with the Securities and Exchange Commission (the 'Commission') pursuant to the Securities Act of 1933, as amended (the 'Act'), with respect to the public offering of the Shares. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, and each amendment thereto through the date hereof, together with exhibits and schedules thereto in the form filed with the Commission; (ii) the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws; and (iii) the minute books and other records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of New York, the corporate laws of the State of Delaware, and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares are duly authorized and, when issued and paid for as contemplated by the Registration Statement and countersigned by a transfer agent, duly registered by a registrar for the Shares, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption 'Validity of

                            Kelley Drye & Warren LLP

June 19, 2003
Page Two

Common Stock.' In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Very truly yours,
                                          /S/ KELLEY DRYE & WARREN LLP